Exhibit 99.1

              Revlon Reports Second Quarter 2007 Results

   Sales Growth, Continued Benefits of Restructuring Actions and Ongoing Cost
                   Controls Positively Impact Second Quarter

   On-Track to Generate Approximately $210 Million in Adjusted EBITDA in 2007

NEW YORK--(BUSINESS WIRE)--Aug. 8, 2007--Revlon, Inc. (NYSE: REV) today announced results for the second quarter ended June 30, 2007.

Second quarter 2007 financial highlights compared to the same period last year:

    --  Net sales grew to $349.2 million from $321.1 million.

    -- Operating income increased to $16.9 million, compared to an operating loss of $45.9 million.

    -- Net loss was $11.3 million, or $0.02 per diluted share, compared to a net loss of $87.1 million, or $0.20 per diluted share.

    -- Adjusted EBITDA(1) increased to $42.0 million, compared to an Adjusted EBITDA loss of $20.1 million.

    -- Vital Radiance affected comparability of the 2007 over 2006 period. In the second quarter 2006 Vital Radiance reduced net sales by approximately $14 million and reduced operating profitability and Adjusted EBITDA by approximately $40 million.

    -- Results for the second quarter 2007 included restructuring expenses of $2.1 million, while the second quarter 2006 included restructuring expenses of $0.5 million.

Commenting on today's announcement, Revlon President and Chief Executive Officer, David Kennedy, said "Our performance in the second quarter was driven by a combination of sales growth, benefits from the restructuring actions we took last year and ongoing control of our costs. We remain on-track with our expectation to generate approximately $210 million in Adjusted EBITDA in 2007."

                             Second Quarter Results
                             ----------------------

Net sales in the second quarter of 2007 advanced 8.8% to $349.2 million, compared to net sales of $321.1 million in the second quarter of 2006. Excluding the impact of foreign currency fluctuations, net sales in the second quarter increased 7.5% versus year-ago. Second quarter 2006 net sales were reduced by approximately $14 million from Vital Radiance.

In the United States, net sales in the second quarter of 2007 increased 13.4% to $204.2 million, compared with net sales of $180.0 million in the second quarter of 2006. Second quarter 2006 net sales were reduced by approximately $14 million from Vital Radiance. Excluding the impact of Vital Radiance, the growth in net sales was driven by higher shipments of Almay and beauty care products, partially offset by lower shipments of Revlon color cosmetics.

In the Company's international operations, net sales in the second quarter of 2007 increased 2.7% to $145.0 million, compared to net sales of $141.1 million in the second quarter of 2006. Excluding the impact of foreign currency fluctuations, international net sales in the second quarter of 2007 were unchanged compared to the same period last year. These results reflected sales growth in the Asia Pacific and Latin America regions, partially offset by lower sales in the Europe region.

Operating income was $16.9 million in the second quarter of 2007, versus an operating loss of $45.9 million in the second quarter of 2006. Net loss in the second quarter of 2007 was $11.3 million, or $0.02 per diluted share, compared with a net loss of $87.1 million, or $0.20 per diluted share, in the second quarter of 2006. Adjusted EBITDA in the second quarter of 2007 was $42.0 million, compared to an Adjusted EBITDA loss of $20.1 million in the same period last year. In the second quarter 2006, Vital Radiance reduced the Company's operating profitability and Adjusted EBITDA by approximately $40 million. Excluding the impact of Vital Radiance, the improvements in operating income, net loss and Adjusted EBITDA were driven by sales growth, continued benefits from restructuring actions and ongoing cost controls.

Adjusted EBITDA is a non-GAAP measure that is defined in the footnotes to this release and is reconciled to net income/(loss), the most directly comparable GAAP measure, in the accompanying financial tables.

Results for the second quarter 2007 included restructuring expenses of $2.1 million, while the second quarter 2006 included restructuring expenses of $0.5 million.

                               Six Months Results
                               ------------------

Net sales in the first six months of 2007 advanced 4.8% to $677.8 million, compared to net sales of $646.6 million in the first six months of 2006. Excluding the impact of foreign currency fluctuations, net sales in the first six months increased 4.0% versus year-ago.

In the United States, net sales in the first six months of 2007 increased 5.1% to $397.5 million compared with net sales of $378.3 million in the first six months of 2006. In the Company's international operations, net sales in the first six months of 2007 increased 4.5% to $280.3 million, compared with net sales of $268.3 million in the first six months of 2006. Excluding the impact of foreign currency fluctuations, international net sales in the first six months of 2007 advanced 2.6% versus year-ago.

Operating income was $19.9 million in the first six months of 2007, versus an operating loss of $63.1 million in the first six months of 2006. Net loss in the first six months of 2007 was $46.5 million, or $0.09 per diluted share, compared with a net loss of $145.3 million, or $0.36 per diluted share, in the first six months of 2006. Adjusted EBITDA in the first six months of 2007 was $74.3 million, compared to an Adjusted EBITDA loss of $4.8 million in the same period last year.

Cash flow used for operating activities in the first six months of 2007 was $33.0 million, compared with cash flow used for operating activities of $95.5 million in the first six months of 2006. This improvement was primarily due to a lower net loss, decreased permanent display spending and was partially offset by a smaller improvement in working capital in 2007 compared to last year.

Results for the first six months of 2007 included restructuring expenses of $6.4 million, while the first six months of 2006 included restructuring expenses of $9.5 million.

                          U. S. Market Share Results(2)
                          -----------------------------

In terms of U.S. marketplace performance, according to ACNielsen, the color cosmetics category declined 0.5% in the second quarter 2007 compared to the same period last year. U.S. mass-market share for the Revlon, Almay and Vital Radiance (which was discontinued in September 2006) color cosmetics brands, and for women's hair color, anti-perspirants and deodorants, and beauty tools for the second quarter of 2007 are summarized in the table below:



                                                      $Share %
                                              ------------------------
                                                                Point
                                              Q2, 2007 Q2, 2006 Change
                                              -------- -------- ------

Total Company Color Cosmetics                    19.5%    22.0%   -2.5
  Revlon Brand                                   13.4     14.3    -0.9
  Almay Brand                                     6.1      6.4    -0.3
  Vital Radiance Brand                            0.0      1.4    -1.4
Total Company Women's Hair Color                 11.2      9.0     2.2
Total Company Anti-perspirants / deodorants       5.9      6.4    -0.5
Revlon Beauty Tools                              24.3     27.0    -2.7


Commenting on the Company's market share results, Mr. Kennedy said "In the second quarter 2007 Revlon color cosmetics market share declined year over year, which reflected a decrease in share by products launched in prior years, offset in part by performance from new products launched in the second half of 2006 and the first half of 2007. On a sequential basis, since the fourth quarter 2006, the Revlon brand has maintained an approximate 13% dollar share. In the second quarter 2007, Revlon's positive performance in the lip and eye categories were more than offset by declines in the face and nail categories. Revlon's performance in the lip category was primarily driven by Colorstay Soft & Smooth, which was launched in the second half of 2006. The performance in the eye category was driven by the Limited Edition Eye Collection and Luxurious Color Eyeliner, which were launched in the first quarter of 2007.

In the second quarter and first half of 2007, we continued to support our existing brands worldwide with comparable dollar spending versus last year. The new product launches that we had planned for the second half of this year have all been executed on schedule, namely, the launches of Revlon 3D Extreme Mascara, Revlon Renewist Lipcolor, Revlon Age Defying Makeup Primer, Almay Pure Blends Mineral Make-Up and Almay Smart Shade line extensions."

Mr. Kennedy continued, "As we look forward to 2008, we believe that we have a strong offering of new product introductions for our Revlon and Almay color cosmetics brands. These introductions include significant, innovative and unique new product lines in the face category as well as collections across all categories. In addition, 2008 new products include important upgrades to certain products launched in prior years. We intend to support these new products with advertising and promotions, at competitive levels, using our exciting lineup of spokesmodels."

In conclusion, Mr. Kennedy said, "We continue to execute our business strategy.

     (1) Building and leveraging our strong brands - we recently launched several exciting new products in our core brands and are supporting these launches at competitive levels. As noted, we believe we have a strong pipeline of new product launches for next year;

     (2) Improving the execution of our strategies and plans, and providing for continued improvement in our organizational capability - we have a strong team in place at Revlon and are focusing on developing our employees through new and expanded roles and enhancing our capabilities;

     (3) Continuing to strengthen our international business - we continue to strengthen our international business further by leveraging our U.S.-based Revlon brand marketing, as well as our strong regional brands;

     (4) Enhancing operating profit margins and cash flow - we are focusing on sales growth and expect continuing, sustainable benefits from our restructuring actions and ongoing cost controls; and

     (5) Improving our capital structure - we plan to refinance the remaining balance of our 8 5/8% senior subordinated notes prior to maturity."

Conference Call
---------------

The Company will host a conference call with members of the investment community on August 8, 2007 at 9:30 AM EDT to discuss the results of the second quarter. Access to the call is available to the public at www.revloninc.com.

About Revlon
------------

Revlon is a worldwide cosmetics, skin care, fragrance, and personal care products company. The Company's vision is to deliver the promise of beauty through creating and developing the most consumer preferred brands. Websites featuring current product and promotional information can be reached at www.revlon.com, www.almay.com and www.mitchumman.com. Corporate and investor relations information can be accessed at www.revloninc.com. The Company's brands, which are sold worldwide, include Revlon(R), Almay(R), Ultima(R), Charlie(R), Flex(R) and Mitchum(R).

Investor Relations & Media Contact:
Abbe F. Goldstein, CFA
212-527-6465

                           Footnotes to Press Release
                           --------------------------

1 Adjusted EBITDA is a non-GAAP financial measure that is reconciled to net income/(loss), its most directly comparable GAAP measure, in the accompanying financial tables. Adjusted EBITDA is defined as net earnings before interest, taxes, depreciation, amortization, gains/losses on foreign currency transactions, gains/losses on the sale of assets, gains/losses on the early extinguishment of debt and miscellaneous expenses. In calculating Adjusted EBITDA, the Company excludes the effects of gains/losses on foreign currency transactions, gains/losses on the sale of assets, gains/losses on the early extinguishment of debt and miscellaneous expenses because the Company's management believes that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and these items do not facilitate an understanding of the Company's operating performance. The Company's management utilizes Adjusted EBITDA as an operating performance measure in conjunction with GAAP measures, such as net income and gross margin calculated in accordance with GAAP.

The Company's management uses Adjusted EBITDA as an integral part of its reporting and planning processes and as one of the primary measures to, among other things --

(i)  monitor and evaluate the performance of the Company's business operations;

(ii) facilitate management's internal comparisons of the Company's historical operating performance of its business operations;

(iii)facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels;

(iv) review and assess the operating performance of the Company's management team and as a measure in evaluating employee compensation and bonuses;

(v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and

(vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

The Company's management believes that Adjusted EBITDA is useful to investors to provide them with disclosures of the Company's operating results on the same basis as that used by the Company's management. Additionally, the Company's management believes that Adjusted EBITDA provides useful information to investors about the performance of the Company's overall business because such measure eliminates the effects of unusual or other infrequent charges that are not directly attributable to the Company's underlying operating performance. Additionally, the Company's management believes that because it has historically provided Adjusted EBITDA in previous press releases, that including such non-GAAP measure in its earnings releases provides consistency in its financial reporting and continuity to investors for comparability purposes. Accordingly, the Company believes that the presentation of Adjusted EBITDA, when used in conjunction with GAAP financial measures, is a useful financial analysis tool, used by the Company's management as described above, that can assist investors in assessing the Company's financial condition, operating performance and underlying strength. Adjusted EBITDA should not be considered in isolation or as a substitute for net income/(loss) prepared in accordance with GAAP. Other companies may define EBITDA differently. Also, while EBITDA is defined differently than Adjusted EBITDA for the Company's credit agreement, certain financial covenants in its borrowing arrangements are tied to similar measures. Adjusted EBITDA, as well as the other information in this press release, should be read in conjunction with the Company's financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission.

2 All market share and consumption data is U.S. mass-market dollar volume according to ACNielsen (an independent research entity). ACNielsen data is an aggregate of the drug channel, Kmart, Target and Food and Combo stores, and excludes Wal-Mart and regional mass volume retailers. This data represents approximately two-thirds of the Company's U.S. mass-market dollar volume. Such data represent ACNielsen's estimates based upon data gathered by ACNielsen from market samples and are therefore subject to some degree of variance and may contain slight rounding differences.

                           Forward-Looking Statements
                           --------------------------

Statements made in this press release which are not historical facts, including statements about the Company's plans, strategies, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made, and, except for the Company's ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general economic, industry or cosmetics category conditions; changes in estimates, expectations or assumptions; or other circumstances or events arising after the issuance of this press release. Such forward-looking statements include, without limitation, the Company's beliefs, expectations and/or plans: (i) concerning our future growth, profitability, cash flow and financial performance, including our remaining on-track with generating approximately $210 million in Adjusted EBITDA in 2007;
(ii) concerning the launch of new products, including that for 2008 we have a strong offering of new product introductions for our Revlon and Almay color cosmetics brands that include significant, innovative and unique new product lines in the face category, as well as collections across all categories, that our 2008 new products include important upgrades to certain products launched in prior years and our intentions to support these new products with advertising and promotions, at competitive levels, using our exciting lineup of spokesmodels; and (iii) to continue to execute our business strategy, including by (a) building and leveraging our strong brands, including having a strong pipeline of new product launches for next year; (b) improving the execution of our strategies and plans and providing for continued improvement in our organizational capability, including our having a strong team in place and our focusing on developing our employees through new and expanded roles and enhancing our capabilities; (c) continuing to strengthen our international business, including by further leveraging our U.S.-based Revlon brand marketing, as well as our strong regional brands; (d) enhancing our operating profit margins and cash flow, including our focusing on sales growth and continuing, sustainable benefits from our restructuring actions and ongoing cost controls; and (e) improving our capital structure, including our plans to refinance the remaining balance of our upcoming 8 5/8% senior subordinated notes prior to maturity.

Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in our filings with the SEC, including our 2006 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we file with the SEC during 2007 (which may be viewed on the SEC's website at http://www.sec.gov or on our website at http://www.revloninc.com), as well as reasons including difficulties, delays, unanticipated costs or our inability: (i) to achieve our future growth, profitability, cash flow and financial performance objectives, including less than anticipated growth, or a decrease, in Adjusted EBITDA, including, without limitation, 2007 Adjusted EBITDA being less than approximately $210 million, such as due to lower than anticipated revenues, less than anticipated shipments, more than anticipated returns and/or higher than expected expenses, as well as actions by our retail customers impacting our financial performance, including in response to decreased consumer spending in response to weak economic conditions or weakness in the category or retailer inventory management, changes in consumer preferences, such as reduced consumer demand for our products, changes in consumer purchasing habits, including with respect to shopping channels, changes in the competitive environment and actions by our competitors, including business combinations, technological breakthroughs, new products offerings, promotional spending and/or marketing and promotional successes; (ii) less than effective new product development, less than expected acceptance of our new products by consumers and/or retail customers and/or less than expected levels of support for new product launches; and/or (iii) to continue to execute on our business strategy, such as (a) less than expected growth of our strong brands, such as due to less than expected acceptance of our new or existing products under these brands by consumers and/or retail customers; (b) difficulties, delays or the inability to improve the execution of our strategies and plans and/or organizational capability; (c) our inability to continue to strengthen our international business, such as due to higher than anticipated levels of investment required to support and build our brands globally or less than anticipated results from our regional and/or multi-national brands; (d) our inability to enhance our operating profit margins and cash flow, such as due to less than anticipated sales growth and/or less than anticipated savings from our restructuring actions and/or ongoing cost controls; and/or (e) difficulties, delays, unanticipated costs or our inability to improve our capital structure, including in connection with refinancing the remaining balance of our 8 5/8% Senior Subordinated Notes, in whole or in part, prior to maturity. Factors other than those listed above could also cause the Company's results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, the Company's websites or other websites referenced herein shall not be incorporated by reference into this release.

                    REVLON, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS
             (dollars in millions, except per share data)

                       Three Months Ended         Six Months Ended
                            June 30,                  June 30,
                    ------------------------  ------------------------
                       2007         2006         2007         2006
                    -----------  -----------  -----------  -----------
                          (Unaudited)
Net sales          $      349.2 $      321.1 $      677.8 $      646.6
Cost of sales             127.8        138.0        254.0        255.3
                    -----------  -----------  -----------  -----------
 Gross profit             221.4        183.1        423.8        391.3
Selling, general
 and
 administrative
 expenses                 202.4        228.5        397.5        444.9
Restructuring
 costs and other,
 net                        2.1          0.5          6.4          9.5
                    -----------  -----------  -----------  -----------

 Operating income
  (loss)                   16.9       (45.9)         19.9       (63.1)
                    -----------  -----------  -----------  -----------

Other expenses
 (income):
 Interest expense          33.6         35.9         67.4         71.1
 Interest income          (0.2)        (0.5)        (1.5)        (0.8)
 Amortization of
  debt issuance
  costs                     0.2          1.8          1.3          3.6
 Foreign currency
  losses (gains),
  net                     (0.6)        (0.4)        (0.5)        (1.2)
 Loss on early
  extinguishment
  of debt                     -          0.4          0.1          0.4
 Miscellaneous,
  net                     (1.0)          0.7        (1.0)          0.4
                    -----------  -----------  -----------  -----------
  Other expenses,
   net                     32.0         37.9         65.8         73.5
                    -----------  -----------  -----------  -----------

Loss before income
 taxes                   (15.1)       (83.8)       (45.9)      (136.6)

Provision for
 income taxes             (3.8)          3.3          0.6          8.7
                    -----------  -----------  -----------  -----------

Net loss           $     (11.3) $     (87.1) $     (46.5) $    (145.3)
                    ===========  ===========  ===========  ===========


Basic and diluted
 net loss per
 common share      $     (0.02) $     (0.20) $     (0.09) $     (0.36)
                    ===========  ===========  ===========  ===========

Weighted average
 number of common
 shares
 outstanding:
 Basic and diluted  509,460,295  425,133,574  497,973,637  407,921,653
                    ===========  ===========  ===========  ===========

                    REVLON, INC. AND SUBSIDIARIES
                CONSOLIDATED CONDENSED BALANCE SHEETS
                        (dollars in millions)

                                              June 30,    December 31,
                   ASSETS                       2007          2006
                                            ------------  ------------
                                            (Unaudited)
Current assets:
 Cash and cash equivalents                 $        34.5 $        35.4
 Trade receivables, net                            185.1         207.8
 Inventories                                       192.0         186.5
 Prepaid expenses and other                         54.3          58.3
                                            ------------  ------------
   Total current assets                            465.9         488.0
Property, plant and equipment, net                 109.0         115.3
Other assets                                       132.2         142.4
Goodwill, net                                      186.2         186.2
                                            ------------  ------------
   Total assets                            $       893.3 $       931.9
                                            ============  ============

 LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
 Short-term borrowings                     $         6.1 $         9.6
 Current portion of long-term debt                 169.5             -
 Accounts payable                                  105.6          95.1
 Accrued expenses and other                        250.3         272.5
                                            ------------  ------------
   Total current liabilities                       531.5         377.2
Long-term debt                                   1,273.9       1,501.8
Long-term pension and other post-retirement
 plan liabilities                                  154.0         175.7
Other long-term liabilities                         72.6         107.0
Total stockholders' deficiency                 (1,138.7)     (1,229.8)
                                            ------------  ------------
   Total liabilities and stockholders'
    deficiency                             $       893.3 $       931.9
                                            ============  ============

                    REVLON, INC. AND SUBSIDIARIES
               UNAUDITED ADJUSTED EBITDA RECONCILIATION
                        (dollars in millions)

                                                  Three Months Ended
                                                       June 30,
                                                 ---------------------
                                                    2007       2006
                                                 ----------  ---------
                                                      (Unaudited)
Reconciliation to net loss:
---------------------------

Net loss                                        $    (11.3) $   (87.1)

Interest expense, net                                  33.4       35.4
Amortization of debt issuance costs                     0.2        1.8
Foreign currency losses (gains), net                  (0.6)      (0.4)
Loss on early extinguishment of debt                      -        0.4
Miscellaneous, net                                    (1.0)        0.7
Provision for income taxes                            (3.8)        3.3
Depreciation and amortization                          25.1       25.8

                                                 ----------  ---------
Adjusted EBITDA                                 $      42.0 $   (20.1)
                                                 ==========  =========



                                                   Six Months Ended
                                                       June 30,
                                                 ---------------------
                                                    2007       2006
                                                 ----------  ---------
                                                      (Unaudited)
Reconciliation to net loss:
---------------------------

Net loss                                        $    (46.5) $  (145.3)

Interest expense, net                                  65.9       70.3
Amortization of debt issuance costs                     1.3        3.6
Foreign currency losses (gains), net                  (0.5)      (1.2)
Loss on early extinguishment of debt                    0.1        0.4
Miscellaneous, net                                    (1.0)        0.4
Provision for income taxes                              0.6        8.7
Depreciation and amortization                          54.4       58.3

                                                 ----------  ---------
Adjusted EBITDA                                 $      74.3 $    (4.8)
                                                 ==========  =========